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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 Date of report
                       (Date of earliest event reported):
                               January 9, 2002


                             DUKE ENERGY CORPORATION
               (Exact Name of Registrant as Specified in Charter)


        NORTH CAROLINA                1-4928                  56-0205520
State or Other Jurisdiction    (Commission File No.)        (IRS Employer
       of Incorporation)                                  Identification No.)

526 South Church Street
Charlotte, North Carolina                                      28202-1904
(Address of principal executive offices)                       (Zip Code)

         Registrant's telephone number, including area code: 704-594-6200

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Item 9.  Regulation FD Disclosure.

         Duke Energy Corporation has included the paragraph below in the "Recent Developments" section of a preliminary prospectus supplement dated today, to be used by Duke Energy in connection with its proposed public offering of $750 million in aggregate principal amount of its long-term debt securities:

         "Enron Bankruptcy

         We have receivables and other exposures with natural gas and electric industry counterparties. With recent changes in energy industry market conditions, including the bankruptcy filing of Enron Corporation, one of the industry's largest traders and market makers, we have continued to monitor our exposures to credit and market risk using established policies and procedures. In light of our previously disclosed exposure to Enron, we expect to announce in the context of our annual earnings release next week an appropriate provision against earnings of no more than $100 million."

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 DUKE ENERGY CORPORATION


                                 By:  /s/ Myron L. Caldwell
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                                     Myron L. Caldwell
                                     Vice President, Corporate Finance

Dated:  January 9, 2002